UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2009

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Lien Credit Agreement with Lion Capital

On March 13, 2009, American Apparel, Inc. (the “Company”) entered into a Credit Agreement (the “Lion Credit Agreement”) among the Company, in its capacity as Borrower, certain subsidiaries of the Company, in their capacity as Facility Guarantors, Lion Capital LLP, in its capacity as administrative agent and collateral agent, Lion Capital (Guernsey) II Limited (“Lion”), as Initial Lender (in such capacity, the “Initial Lender”), and the other lenders from time to time party thereto (together with the Initial Lender, the “Second Lien Lenders”).

Pursuant to the Lion Credit Agreement, the Initial Lender made term loans to the Company in an aggregate principal amount equal to $80 million, of which $5 million of such loans constitute a fee paid by the Company to Lion Capital LLP in connection with the Lion Credit Agreement. The term loans under the Lion Credit Agreement mature on December 31, 2013 and bear interest at a rate of 15% per annum, payable quarterly in arrears. At the Company’s option, accrued interest may be paid (i) entirely in cash, (ii) paid half in cash and half in kind, or (iii) entirely in kind. The Company’s obligations under the Lion Credit Agreement are guaranteed by the Company’s domestic subsidiaries (together with the Company, the “Loan Parties”). In addition, the Company’s obligations under the Lion Credit Agreement and the guarantee obligations of the Company’s domestic subsidiaries are secured by a lien on substantially all of the assets of the Loan Parties, including a pledge of all of the outstanding capital stock of the Loan Parties’ domestic subsidiaries and 65% of the outstanding capital stock of the Loan Parties’ foreign subsidiaries that are directly owned by the Loan Parties, except for the Company’s Canadian subsidiaries. The Lion Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants (which impose restrictions and limitations on, among other things, dividends, investments, asset sales, capital expenditures and the ability of the Loan Parties to incur additional debt and liens) and a total leverage ratio financial maintenance covenant. The Company is permitted to prepay the loans in whole or in part at any time at its option, on at least two (2) business day’s prior notice, with no prepayment penalty.

A portion of the proceeds of the loans made under the Lion Credit Agreement was used by the Company to repay in full all outstanding amounts due and owing under the Credit Agreement, dated as of January 18, 2007, as amended, among the Company, as a facility guarantor, American Apparel (USA), LLC, a subsidiary of the Company (“Old American Apparel”), as borrower, certain other subsidiaries of the Company as facility guarantors and SOF Investments, L.P. – Private IV, as lender (“SOF” and, such credit agreement, the “SOF Credit Agreement”). The remaining proceeds were used to reduce the outstanding revolver balance under the BofA Credit Agreement (described below), to repay $3.25 million of loans (the “Dov Charney Notes”) owed by the Company to Dov Charney (“Mr. Charney”), the Company’s Chairman of the Board of Directors, Chief Executive Officer and President, and to pay fees and expenses related to the transaction.

The SOF Credit Agreement provided that if the Company failed to raise $16 million of financing by March 13, 2009, the Company would be required to issue to SOF an additional warrant to purchase two million shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price of $2.00 per share and on other terms substantially identical to the terms of the warrant to purchase one million shares of Common Stock (the “SOF Warrant”) issued to SOF in December 2008 in connection with the extension of the SOF Credit Agreement. As a result of the receipt of the loans under the Lion Credit Agreement and the repayment in full of the SOF Credit Agreement, the Company was not required to issue to SOF the additional warrant.

The BofA Credit Agreement (described below) was scheduled to mature on the earlier of July 2, 2012 or 30 days prior to the maturity date of the SOF Credit Agreement, unless such maturity resulted from a permitted refinancing of the SOF Credit Agreement. The Company’s repayment of all amounts due and owing under the SOF Credit Agreement with the proceeds received from the loans made pursuant to the Lion Credit Agreement constitutes a permitted refinancing of the SOF Credit Agreement under the terms of the BofA Credit Agreement. As such, the BofA Credit Agreement will now mature on July 2, 2012.

The foregoing description of the Lion Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Lion Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Investment Agreement, Warrant, Investment Voting Agreement and Related Agreements

Investment Agreement and Warrant

In connection with the Lion Credit Agreement, the Company entered into an Investment Agreement (the “Investment Agreement”) with Lion and, pursuant thereto, issued to Lion a seven-year warrant (the “Lion Warrant”), which is exercisable at any time during its term, to purchase an aggregate of 16 million shares of Common Stock at an exercise price of $2.00 per share. The Lion Warrant may be exercised by Lion by paying the exercise price in cash, pursuant to “cashless exercise” of the Lion Warrant or by a combination of the two methods. The Lion Warrant contains certain anti-dilution protections in favor of Lion providing for proportional adjustment of the warrant price and, under certain circumstances, the number of shares of Common Stock issuable upon exercise of the Lion Warrant, in connection with, among other things, stock dividends, subdivisions and combinations and the issuance of additional equity securities of the Company at less than fair market value. On an as-converted basis, the shares of Common Stock issuable upon exercise of the Lion Warrant would represent approximately 18% of the outstanding shares of Common Stock.

Pursuant to the Investment Agreement, Lion has the right to designate up to two persons to the Company’s Board of Directors (the “Board”) and a board observer (or, if the Company increases its board size to 12, Lion has the right to designate up to three persons to the Board and no board observers), subject to maintaining certain minimum ownership thresholds of the Lion Warrant or shares issuable under the Lion Warrant. Though no change to the existing Board composition is required under the Investment Agreement, the Company may consider changes in lieu of increasing the size of the Board. The Company currently expects to determine whether to increase its Board size, or make changes to its current Board structure to permit the appointment of the Lion designees, within 30 days after the closing date of the Lion financing transaction. The Investment Agreement also provides that for so long as Lion has the right to designate any person for nomination for election to the Board pursuant to the Investment Agreement, the Company will not increase the size of the Board to more than 10 directors (or 13 directors in the event the Company elects to increase the size of the Board to 12 directors as described above).

The Investment Agreement also provides that Lion has certain demand and piggyback registration rights. After September 13, 2009, Lion may make up to three (3) demands for registration, subject to a minimum of $15 million of Lion’s shares of Common Stock issuable upon exercise of the Lion Warrant per demand registration. In addition to the demand rights, the Investment Agreement grants Lion piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of the Lion Warrant. These registration rights are subject to certain customary blackout and cutback provisions, and the Investment Agreement contains customary indemnification and other provisions with respect to such registration rights.

Investment Voting Agreement

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney entered into an Investment Voting Agreement (the “Investment Voting Agreement”) with Lion. Pursuant to the Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, provided that Mr. Charney’s obligation to so vote terminates if he owns less than 6 million shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). In addition, pursuant to the Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney and, during the term of the Voting Agreement, dated December 12, 2007 (the “Original Voting Agreement”), entered into among Mr. Charney and the former stockholders of Endeavor Acquisition Corp., each other designee of Mr. Charney, provided that Lion’s obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27.9 million shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and non-solicitation covenants contained in the Merger Agreement (as defined below), as extended by the Non-Competition Letter (as defined below).

Lock-Up Extension

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also entered into a letter agreement, dated March 13, 2009 (the “Lock-Up Letter”), with the Company and Lion to extend the Lock-Up Agreement, dated as of December 12, 2007, pursuant to which Mr. Charney agreed not to make certain transfers of shares of Common Stock that he received pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, American Apparel (USA) LLC (f/k/a AAI Acquisition LLC), a California limited liability company, American Apparel Inc., a California corporation, American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Mr. Charney, each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement). The Lock-Up Letter extends the restricted period under the Lock-Up Agreement from December 12, 2010 to December 31, 2013 (the “Extension Period”); provided that the Extension Period will terminate upon the earliest to occur of the following events (the “Trigger Events”): (i) (A) Lion and its affiliates beneficially own less than 4 million shares of Common Stock issued or issuable upon exercise of the Lion Warrant and (B) the loans made pursuant to the Lion Credit Agreement have been repaid in full, (ii) Mr. Charney’s employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “Good Reason” (the terms “without cause” and “Good Reason” having the respective meanings set forth in the Employment Agreement, dated as of December 12, 2007, as it may be hereafter amended, supplemented or modified from time to time, between Mr. Charney and the Company). Notwithstanding the foregoing, during the Extension Period, in addition to any other transfers permitted prior to the Extension Period, Mr. Charney will have the right to transfer, in a single transaction or in multiple transactions from time to time, a number of shares of Common Stock otherwise subject to the Lock-Up Agreement not to exceed twenty-five percent (25%) of the total number of shares of Common Stock in which Mr. Charney has a legal or beneficial interest as of December 12, 2010.

Non-Competition and Non-Solicitation Extension

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also entered into a letter agreement, dated March 13, 2009 (the “Non-Competition Letter”), with the Company and Lion to extend, with respect to Mr. Charney only, the time period applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Merger Agreement from December 12, 2011 to December 31, 2013, provided that such extension period will terminate upon the earliest to occur of the Trigger Events (described above).

The foregoing descriptions do not purport to be complete and are qualified in their respective entireties by reference to the Lion Credit Agreement, the Investment Agreement, the Lion Warrant, the Investment Voting Agreement, the Lock-Up Letter and the Noncompetition Letter and which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by this reference.

Sixth Amendment to the Credit Agreement with Bank of America, N.A.

On March 13, 2009, the Company, in its capacity as Facility Guarantor, Old American Apparel, in its capacity as Lead Borrower, and certain other subsidiaries of the Company, in their capacities as Borrowers or Facility Guarantors, entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with Bank of America, N.A. (successor by merger to LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), Wells Fargo Retail Finance, LLC and the lenders party to the Credit Agreement, dated as of July 2, 2007 (as previously amended, the “BofA Credit Agreement”). Capitalized terms used but not defined in this description of the Sixth Amendment have the respective meanings set forth in the BofA Credit Agreement.

The Sixth Amendment amends the BofA Credit Agreement to, among other things: (i) consent to the Lion Credit Agreement, (ii) permit certain repayments of the Dov Charney Notes and (iii) fix the maturity date at July 2, 2012.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, which is filed herewith as Exhibit 10.7 and incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

Upon the repayment in full all outstanding amounts due and owing under the SOF Credit Agreement with a portion of the proceeds of the loans made under the Lion Credit Agreement as set forth under “Item 1.01. Entry into a Material Definitive Agreement,” the SOF Credit Agreement was terminated effective March 13, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities.

The Warrant was issued to Lion in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On March 13, 2009, the Company issued a press release announcing the financing transactions with Lion. The press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of March 13, 2009, among the Company, in its capacity as Borrower, certain subsidiaries of the Company, in their capacity as Facility Guarantors, Lion Capital LLP, in its capacity as administrative agent and collateral agent, Lion Capital (Guernsey) II Limited, as Initial Lender, and the other lenders from time to time party thereto

10.2	Investment Agreement, dated as of March 13, 2009, between American Apparel, Inc. and Lion Capital (Guernsey) II Limited

10.3	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009, issued to Lion Capital (Guernsey) II Limited

10.4	Investment Voting Agreement, dated as of March 13, 2009, between Dov Charney and Lion Capital (Guernsey) II Limited

10.5	Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009, among Dov Charney, Lion Capital (Guernsey) II Limited and American Apparel, Inc.

10.6	Letter Agreement Re: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement, dated March 13, 2009, among Dov Charney, Lion Capital (Guernsey) II Limited and American Apparel, Inc.

10.7	Sixth Amendment to Credit Agreement, dated as of March 13, 2009, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A., Wells Fargo Retail Finance, LLC and the Lenders party thereto

99.1	Press release, dated March 13, 2009, of American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 16, 2009	By:	/s/ Adrian Kowalewski
	Name:	Adrian Kowalewski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 13, 2009, among the Company, in its capacity as Borrower, certain subsidiaries of the Company, in their capacity as Facility Guarantors, Lion Capital LLP, in its capacity as administrative agent and collateral agent, Lion Capital (Guernsey) II Limited, as Initial Lender, and the other lenders from time to time party thereto

10.2	Investment Agreement, dated as of March 13, 2009, between American Apparel, Inc. and Lion Capital (Guernsey) II Limited

10.3	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009, issued to Lion Capital (Guernsey) II Limited

10.4	Investment Voting Agreement, dated as of March 13, 2009, between Dov Charney and Lion Capital (Guernsey) II Limited

10.5	Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009, among Dov Charney, Lion Capital (Guernsey) II Limited and American Apparel, Inc.

10.6	Letter Agreement Re: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement, dated March 13, 2009, among Dov Charney, Lion Capital (Guernsey) II Limited and American Apparel, Inc.

10.7	Sixth Amendment to Credit Agreement, dated as of March 13, 2009, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A., Wells Fargo Retail Finance, LLC and the Lenders party thereto

99.1	Press release, dated March 13, 2009, of American Apparel, Inc.